Exhibit 10.4

New West Bancshares, Inc.
Directors’ Non-Qualified Stock Option Agreement

THIS STOCK OPTION AGREEMENT (“Agreement”) is made as of the ____ day of ____________________, 20____________ by and between New West Bancshares, Inc., a California corporation (“Corporation”), and _____________ (“Optionee”).

RECITALS

The Board of Directors of the Corporation (the “Board”) pursuant to the Director’s NonQualified Stock Option Plan, attached hereto, (“Plan”) has determined that it desires to grant to Optionee, pursuant to the Plan and as an incentive for increased efforts during his or her service on behalf of the Corporation, a non-qualified stock option to purchase shares of the common stock of New West Bancshares, Inc. (“Corporation”) on the terms and conditions set forth below. The option granted pursuant to this Agreement is intended to be a nonqualified stock option and will not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, the parties agree as follows:

1.	STOCK SUBJECT TO OPTION.

The Corporation hereby grants to Optionee, under and pursuant to the Plan, the right and option (“Option”) to purchase, on the terms and conditions hereinafter set forth, an aggregate of _______________________ (__________________) shares of the Corporation’s common stock, with no par value.

2.	DUPLICATE ORIGINALS NOT EFFECTIVE AS DUPLICATE OPTIONS.

This Option is in addition to any other options heretofore or hereafter granted to the Participant by the Corporation, but a duplicate original of this instrument shall not effect the grant of another option.

3.	EXERCISE.

Except as otherwise provided herein, Optionee may not exercise this Option in whole or in part for a period of one year after the date of granting such Option and, if the service of the Optionee shall terminate for any reason other than death or disability as determined by the Corporation or its Board of Directors, prior to the end of such one year period or such other period as may be specified by the Corporation, the Option granted to such Optionee shall immediately terminate, and no compensation of any kind shall be due to Optionee.

Once the one-year period has expired, the Option may be exercised at any time, in whole or in part, during the term hereof, as provided in the Plan. In no event, however, shall the Corporation be required to issue fractional shares.

4.	OPTION PRICE.

The purchase price for shares upon exercise of the Option shall be $ _______________ per share, which is 100% of the per share fair market value [110% of the per share fair market value, in the case of a 10% or greater shareholder] of the shares of the Corporation’s common stock as of the date of grant of the Option, said value having been established by the Board pursuant to the Plan. Optionee is in agreement that the above-stated amount is the fair market value of the shares of the Corporation’s common stock as of the date of the grant of the Option.

5.	TERM OF OPTION; TERMINATION.

(a)
Term. The term of this Agreement and the Option shall commence on the date hereof, and expire ten (10) years from the date hereof, that is, at 5:00 p.m. Pacific Time, on ______________, 20_______________, or at such earlier time as provided herein.

(b)
Termination. If, as of the date on which this Agreement expires, any part of the Option has not been exercised and is not on that date exercised, the remaining Option shall be considered terminated, with no benefit or detriment to Optionee.

6.	MANNER OF EXERCISE OF THE OPTION.

(a)
To the extent that the right to purchase shares has accrued hereunder, options may be exercised, in whole or in part, from time to time by written notice to Corporation stating the number of shares with respect to which the Option is being exercised, and the time of the delivery thereof, which shall not be less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Shares of Common Stock purchased under the terms of this Agreement shall, at the time of the notice specifying the date of delivery, be paid for in full, in cash or, with the prior written consent of Corporation, in whole or in part through the surrender of previously owned shares of Common Stock. To the extent payment is being made with cash, the Optionee shall deliver a certified or official bank check or the equivalent thereof acceptable to Corporation. If shares of Common Stock are tendered as payment, such shares shall be valued at their fair market value, determined as provided in subsection 7(a) of the Plan, as of the date of the notice given to Corporation by the Optionee with respect to such exercise.

(b)
At the time specified in the notice for delivery of the certificate, Corporation shall, without transfer or issue tax to the Optionee (or other person entitled to exercise the option under the terms of this Agreement), deliver to the Optionee (or other person entitled to exercise the option under the terms of this Agreement) at the principal office of Corporation, or such other place as shall be mutually acceptable, a certificate or certificates for such shares; provided, however, that the time of such delivery may be postponed by Corporation for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the Optionee (or other person entitled to exercise the Option under the terms of this Agreement) fails to pay for all or any part of the number of shares specified in such notice or fails to accept delivery of such shares upon tender of delivery thereof, the right to exercise the Option with respect to such unpaid or undelivered shares may be terminated. The Board may require that a partial exercise of an option may be for no less than a stated minimum number of shares.

7.	NON-ASSIGNABILITY OF OPTION.

No Option shall be assignable or transferable otherwise than by will or the laws of descent and distribution or to a trust the beneficiaries of which include only the Optionee, the Optionee’s domestic partner, and/or the Optionee’s lineal descendants; provided, however, that no such transfer shall be effective unless and until the transferee trust executes and delivers to the Company an agreement to be bound by all terms of the Option Agreement governing the Option in a form satisfactory to the Company. If an Optionee transfers an option to such a trust, all provisions relating of this Agreement shall continue to apply to the Optionee and be binding upon the transferee trust. If at any time after the initial transfer of any Option to a trust described above the trust beneficiaries are changed to include persons or entities other than the Optionee and/or the Optionee’s domestic partner, and lineal descendants, then the transfer of the Option shall revert to the Optionee.  During the life of an Optionee, an Option shall be exercisable only by the Optionee.

8.	TERMINATION OF SERVICE.

(a)	In General. Unless one of the subsections below is deemed by the Corporation or its Board of Directors to apply, in the event that Optionee is no longer a Director of the Corporation or one of its subsidiaries for any reason, the Option shall immediately and automatically terminate, with no benefit or detriment to Optionee.

(b)	Option Exercised. In the event that Optionee has already exercised all or any part of his or her option under this Agreement prior to the termination of his or her status as a Director of the Corporation, Optionee’s termination shall be deemed a sale of any exercised shares back to the Corporation, and the date of Optionee’s termination shall be deemed the date of sale. Optionee shall be entitled to receive any profits resulting from the sale therefrom. This paragraph shall apply to termination for any reason other than retirement from the Corporation, as defined by the Board.

(c)	On Death. Notwithstanding the foregoing, in the event of the death of Optionee, the Option shall immediately become exercisable in full. Optionee’s heirs and/or the estate of Optionee shall have one hundred twenty (120) days from the date of Optionee’s death to exercise the Option. If the Option is not exercised within such time period, the Option shall be deemed forfeited, with no benefit or detriment to the estate of Optionee.

(d)	For Cause. Notwithstanding the foregoing, in the event of Optionee’s termination for Cause (as hereinafter defined), on the date of such termination, Optionee will immediately forfeit any rights s/he may have in the Option granted hereunder to the extent the Option has not previously been exercised.

(1)
As used in this Agreement, “Cause” means that the Corporation or its Board of Directors shall have determined that any of the following events has occurred: (i) the commission by the Optionee of an act of fraud or embezzlement, (ii) the Optionee’s approval of any act or failure to act by the Corporation or one of its Subsidiaries that exposes the Corporation or one of its Subsidiaries to any fine, penalty or monetary damages different in kind or substantially greater in amount than any fine, penalty or monetary damages imposed on the Corporation or one or more of its Subsidiaries in the last five years, or the Optionee’s failure to use his or her best efforts to prevent any such act, (iii) the unauthorized disclosure of confidential or proprietary information of the Corporation or one or more of its Subsidiaries by the Optionee, (iv) a conviction of the Optionee (including a nolo contendere plea) in any criminal proceedings (other than traffic violations and similar misdemeanors), (v) termination by the Optionee of his or her service as a Director of the Corporation prior to the end of the one-year period described in Section 3 of this Agreement, or (vi) misconduct by the Optionee as a Director of the Corporation or one or more of its Subsidiaries, or the failure of the Optionee properly to discharge the duties and authorities of his or her position which the Corporation determines (A) constitutes a material neglect of the Optionee’s duties or authorities, (B) constitutes a breach of the Optionee’s fiduciary duties to the Corporation and its stockholders, (C) constitutes a failure to perform Optionee’s duties to the Corporation or (D) exposes the Corporation or one or more of its Subsidiaries to any inappropriate risk.

9.	ADJUSTMENTS OR CHANGES IN STOCK; DILUTION OR SPLIT; CHANGE IN CONTROL.

(a)
In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, dividend payable in common stock, or acquisition, or any similar transaction, in which the Corporation receives no additional consideration other than shares or other securities, appropriate adjustment shall be made by the Board in the number and kind of shares for the purchase of which options may be granted under the Plan.

In addition, the Board shall make appropriate adjustment in the number and kind of shares as to which outstanding options or portions thereof then unexercised, shall be exercisable, so that any participant’s proportionate interest in the Corporation by reason of rights under unexercised portions of such option shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option and with a corresponding adjustment, if necessary, in the option price per share.

(b)
The Corporation and/or its Board of Directors will make such adjustments in the Exercise Price and in the number or kind of shares of Common Stock or other securities covered by the Option as the Corporation, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (1) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (2) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (3) any other corporate transaction or event described in the Plan.

(c)
In the event of a dissolution or liquidation of the Corporation, a merger, consolidation, acquisition, or other reorganization involving the Corporation or a principal subsidiary, in which the Corporation or such principal subsidiary is not the surviving or resulting corporation, or a sale by the Corporation of all or substantially all of its assets, the Board shall cause the termination of all options outstanding hereunder as of the effective date of such transaction, provided, however, that not less than thirty (30) days written notice of the expected effective date of such transaction shall be given to each Optionee, and each Optionee shall have the right, on the effective date of such termination, to exercise his or her option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable. In any event, the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender options to purchase its share on its terms and conditions.

10.	RIGHTS AS A SHAREHOLDER.

Optionee shall have no rights as a shareholder with respect to any shares of common stock of the Corporation until the date of issuance of a stock certificate to Optionee for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as otherwise provided in Section 9 herein.

11.	RESTRICTIONS ON TRANSFER OF SHARES; NOTIFICATION OF SALE.

Optionee by accepting this grant represents and agrees, for himself or herself and his or her transferees, that all stock will be acquired for investment and not for resale or distribution. Upon exercise of any portion of the Option, the person entitled to exercise the same shall, upon request of the Corporation, furnish evidence satisfactory to the Corporation (including a written and signed representation) to the effect that the stock is being acquired in good faith for investment and not for resale or distribution. Furthermore, the Corporation, at its sole discretion, may take all reasonable steps, including affixing a legend, which may be in substantially the following form, on certificates embodying the shares:

The shares represented by this certificate have not been registered under the Securities Act of 1933 or qualified under the California Corporate Securities Law of 1968 and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale in the absence of an effective registration statement with respect to them under the Act and qualification under applicable blue sky law, or a written opinion of counsel for the Optionee which opinion shall be acceptable to counsel for the issuer that registration and qualification are not required.

The foregoing statement shall have the primary purpose of insuring the Corporation against any sale or distribution by Optionee which does not comply with the Plan or any federal or state securities laws. In addition to the other restrictions on transfer set forth herein, if Optionee at any time contemplates the disposition of any of the stock acquired upon the exercise of the Option (whether by sale, exchange, gift or other form of transfer), he or she shall first notify the Corporation of such proposed disposition and shall thereafter cooperate with the Corporation in complying with all applicable requirements of law which, in the opinion of the Corporation, must be satisfied prior to the making of such disposition.   Before consummating such disposition, unless this requirement is waived by the Corporation, Optionee shall provide to the Corporation an opinion of Optionee’s counsel, at Optionee’s sole expense, that such disposition will not result in a violation of any state or federal securities laws or regulations.

12.	COMPLIANCE WITH LAW.

The Option will not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Corporation will use reasonable efforts to comply with all such securities laws. If the Delaware Securities Act is applicable to the Option now or at any point in the future, the Option will not be exercisable unless at the time of exercise the shares of Common Stock or other securities that may be purchased under this Agreement, are exempt under such Act, are the subject of an exempt transaction under such Act, are registered by description or by qualification under such Act or at such time are the subject matter of a transaction which has been registered by description under such Act.

13.	WITHHOLDING TAXES.

Whenever the Corporation proposes or is required to issue or transfer shares of common stock under this Agreement, the Corporation shall have the right to require Optionee to remit to the Corporation an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Corporation may issue or transfer such shares of common stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of common stock shall be valued as provided in the Plan on the date the withholding obligation is incurred.

14.	NO OBLIGATION TO EXERCISE.

The granting of the Option hereunder shall impose no obligation upon Optionee to exercise the Option as to the shares or any portion thereof covered thereby.

15.	NO OBLIGATION TO CONTINUE SERVICE.

Nothing contained in this Agreement will limit or otherwise affect whatever right the Corporation and/or the Board of Directors might otherwise have to terminate the service of the Optionee at any time and for any or no reason.

16.	INCORPORATION OF STOCK OPTION PLAN.

The Option is granted by the Corporation pursuant to the Plan, adopted by the Board and approved by the shareholders of the Corporation. The parties hereby agree that the terms and conditions of the Plan, as now in effect, shall by this reference be incorporated in this Agreement as though set forth in full. Optionee acknowledges receipt of a copy of the Plan, and acknowledges reading the Plan in its entirety. A copy of the Plan is attached hereto, and shall also be maintained at the principal office of the Corporation and made available to Optionee for inspection during the business hours of the Corporation. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, then the provisions of the Plan shall control.

17.	NOTICES.

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the address listed below, or at such other address as one may communicate to the other in writing.

Notice to Corporation:	Notice to Optionee:
New West Bancshares, Inc.
c/o Kimberly Kaselionis, President
Circle Bank
1400A Grant Avenue
Novato, CA 94945

18.	WAIVER OF BREACH.

The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any such party.

19.	ASSIGNMENT.

The rights and obligations of the Corporation and Optionee under this Agreement shall inure to the benefit of and shall be binding upon their successors and assigns, except that the right to exercise the Option herein provided for shall not be assignable except to the extent set forth in Section 7 hereof.

20.	DISPUTE RESOLUTION.

(a)
The laws of the state of California shall govern the interpretation, validity and performance of the terms of this agreement regardless of the law that might be applied under principles of conflict of laws.

(b)
Each party to this Agreement, solely in connection with an action or proceeding brought by the other party to this Agreement arising out of or related to this Agreement, hereby (1) agrees that any such action or proceeding will be brought only in a federal or state court of competent subject matter jurisdiction in the State of California and (2) consents to personal jurisdiction in any such court provided that services of process are duly made. Each party hereby agrees that in any such action or proceeding process may be served upon it in the manner set forth herein. In this regard, if such service of process is duly made in such manner, neither party will contest the same or the personal jurisdiction of any such court in any court. Nothing herein will be construed to mean that either party to this Agreement has hereby submitted to the personal jurisdiction of any court in connection with any other action or proceeding whatsoever.

21.	ENTIRE AGREEMENT.

This instrument contains the entire Agreement of the parties. It may not be changed orally, but only by agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the _______ day of___________, 20 ____________.

New West Bancshares, Inc.	Optionee

By:	Name:
Its:	SSN: